Exhibit 23.1

ZYCPA Company Limited Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

China Sun Group High-Tech Co.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated September 14, 2010, relating to the consolidated financial statements of China Sun Group High-Tech Co. as of and for the year ended May 31, 2010, which appear in the Annual Report on Form 10-K of China Sun Group High-Tech Co. for the year ended May 31, 2010.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
Certified Public Accountants
September 22, 2010

Hong Kong, China